Annual Report

Cover Page

Name of issuer:

BLAZnTECH, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 11/4/2016

Physical address of issuer:

13850 Ballantyne Corporate Pl Suite 500
Charlotte NC 28277

Website of issuer:

https://blazntech.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$284,994.00	$0.00
Cash & Cash Equivalents:	$2,000.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$226,000.00	$0.00
Revenues/Sales:	$73,389.00	$0.00
Cost of Goods Sold:	$41,068.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$6,943.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

BLAZnTECH, Inc.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Benjamin Bondar	CEO, CTO	BLAZnTECH	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Benjamin Bondar	CEO	2014
Benjamin Bondar	Founder	2014
Benjamin Bondar	President	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Benjamin Bondar	6100000.0 Common Stock	61.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

BLAZnTECH, is a late stage startup conducting a series A round of fundraising. Every startup carries risk for founders and investors. In order to mitigate those risks, we have assembled a team of industry experts and established a growth strategy targeted at positioning BLAZnTECH as the industry leader in weapons accessories. We are a veteran owned and operated weapons accessories company.

We are transparent and direct in dealing with everyone involved in BLAZnTECH. Our BLAZnTECH customers, dealers, distributors, investors, and all of our supporters are the soul of our business. We believe that everyone plays an important part as a member of our team.

We see the following as possible risks and things to consider when investing in BLAZnTECH, Inc.

We have an established production pipeline and supply chain management in order to ramp up production to meet the growing demand for our products. Our team of industry experts has positioned BLAZnTECH to increase growth in a commercial market with an aim at entering the DoD GSA schedule through prime contracting routes.

BLAZnTECH enjoys a rich commercial market for our signature motorized weapons cleaning system (MWCS) kits and other proprietary accessories. This favorable situation may change if the federal government takes steps to limit personal weapons and firearms rights afforded to Americans under the 2nd Amendment to the US Constitution. Given the current and incoming elected officials and appointees, we expect this is a very small possibility.

BLAZnTECH has filed for both the U.S. and international patents pending on our signature motorized weapons cleaning system (MWCS). Our intellectual property law firm represents 65 of the fortune 100 companies with an excellent track record of success. We have a very high probability of securing our utility patent(s). However, there is a small risk that one or both of our patents do not get issued. **UPDATE U.S. Patent** 9,733,038 has now been issued!

BLAZnTECH has produced the world's first and only motorizedweapons cleaning system (MWCS). Imitation products produced by competing companies may come into the market place. BLAZnTECH motorized weapon cleaning systems utilize the worlds smallest strongest motor coupled with innovative proprietary accessories to include; brushes and brush socks, cleaning rods, and attachments. We've partnered with industry leaders to bring our customers a high-quality durable product. FrogLube has added their signature cleaning and lubricant products to every kit.

The BLAZnTECH community has provided us with excellent product reviews and testimonials. We are very proud of our product consistency and the high-quality standards we maintain. As we ramp up our production to meet the ever growing demand for BLAZnTECH products, our focus will always be on ensuring customer satisfaction. Our manufacturing partners are ISO 9001 certified, exceeding the industry standard in quality control management.

The patent used in products produced by BlaznTech is owned by Veniamin Bondar and not the company. The royalties the company pays could change in the future.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	3300000	3300000	No
Class A, Common Stock	6700000	6700000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	0

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Paul Meyliker
Issue date	09/24/18
Amount	$40,000.00
Outstanding principal plus interest	$40,000.00 as of 12/31/18
Interest rate	0.0% per annum
Maturity date	05/16/21
Current with payments	Yes

Convertible Note

Issue date	11/28/15
Amount	$120,000.00
Uncapped Note	Yes

Convertible Note

Issue date	11/28/15
Amount	$66,000.00
Uncapped Note	Yes

Friends and Family Loan (informally associated with the BLAZnTech, Inc entity), of $100,000 at 20% total interest, no maturity. The amount currently outstanding is $120,000 to be paid when funds are available. There is another Friends and Family Loan of $50,000 with total $58,350 due as soon as Blazntech Inc is able to repay.

The Company also has $65,000 in outstanding debt to various contractors and employees of the company. The debt shall be paid back as soon as Blazntech, Inc has the funds available - there is no maturity date.

Update: $30,000 of debt is now paid.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
11/2015	Section 4(a)(2)	Convertible Note	$66,000	General operations
11/2015	Section 4(a)(2)	Convertible Note	$120,000	General operations
12/2017	Regulation Crowdfunding	SAFE	$68,706	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://blazntech.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1
- Financials 2
- Financials 3
- Financials 4

Appendix D: Director & Officer Work History

- Benjamin Bondar

Appendix E: Supporting Documents



BLAZNTECH

2018 Report

Dear investors,

All we'd like to share at the moment is our massive partnership with the leading company in our market. Same company that provided cleaning kits for us during our time in the military. We're actively collaborating with our new friends to relaunch the Motorized Weapons Cleaning System. As promised, our necessity-based invention will soon modernize weapons maintenance on a global scale.

We need your help!

We have many exciting developments that we plan to announce in the coming months. BLAZnTECH has come a long way from its campaign on Wefunder. We have managed to establish a massive shortcut for our goals, one of which is to insure our investors from Wefunder are well rewarded as soon as possible. Confident all of our investors will be excited about our new partnership (soon to be announced).

Should any of you have questions or concerns, please feel free to contact me.

Benjamin Bondar

(704) 800-1202

benjamin@blazntech.com

Sincerely,

Benjamin Bondar
CEO & Founder

Michael Penney
Chief Evangelist

Our Mission

BLAZnTECH is a company we are all proud to be a part of. Our ambition is to provide all gun owners with a fast, effective, and enjoyable way to clean their firearms. Guns get dirty, they need to be maintained. Our focus is on providing gun owners, military, and law enforcement with the fastest and easiest way to clean their dirty firearms. BLAZnTECH is zeroed in on revolutionizing weapons maintenance and providing a luxurious cleaning experience.

See our full profile

How did we do this year?

Report Card

B+

The Good

Significant progress with military procurement.

Established additional sources of revenue and new partnerships with industry leaders.

Developed many additional products, some of which are scheduled to launch Summer of 2019.

The Bad

Encountered new difficulties resourcing Berry Amendment compliant components.

Need more representatives to help with customer support/sales inquiries.

Engineering delays with additional product development after testing.

2018 At a Glance

January 1 to December 31


$$$$

$73,389
Revenue



$6,943
Net Profit


IOU!

$0
Short Term Debt



$40,000
Raised in 2017



$2,000
Cash on Hand

We ❤ Our 146 Investors

Thank You For Believing In Us

Andrey Tkachuk
Craig Vom Lehn
Jim Burtoft
Andrew Douglas Vander...
Christopher Osburn
Warren Thielz
Stanley Forwand
Chris Calabrese
Anthony DANIEL
Sean Hanagan
Anthony Zamora
Sidonia Gause
Matthew T Sorensen
Raymond Wu
Luis A Colon
Ashley Houston
Daniel Czosnyka
Linnea Poehler
Michael Tilma
Jatin Shah
Eric N Ford
Carey Martell
Ken Stewart
Larry Berman
Bill Combes
Aeshvarya Verma
Henry Henderson
Richard K Smith
Matthew W Severson
Jacques Fu
Marcus Michles
Patricia Mceachron
Danny L Sanford
Michael S. Grogan
Trasey Green
Pam Coleman
Lyle Notice
Cornelius Matthew
Phil Abbett
Adam Dearstine
Corbin DeMay
Ben Schott
Dustin Schouten
Marijoy Leynes
Peter Junot
PEDRO DORREGO
Heather Montgomery St...
David D'Antonio
Trenton Scott Mihm
David Chang
Andrew Bushnell
Paul Varkey
Michael Fisher
James Williams
Ramachendra P Batni
Doug Lyon
Gene Presson
Marsha Weisss
Anna Varvara Makra
Cameron Grable
Michael Witt
William Stankus
Morris Gelman
Kevin Kidwell
Charlie Douglas
Cody Thornton
Santosh Kumar
Corey Nichols
Allen Keith EDWARDS
Ioana Grigoras
Joshua Littmann
Mark Phillips
Rick Firmine
Seralathan Kamalanathan
Erik Dwyer
Valerie A Reid
Christopher Isensee
Leon Dusoe
Ethan Yoder
Robert Snyders
George R Jacobs
Stephen Pettey
Russell Scott
Daniel Nafziger
John Micheal Stephen
Jim Blackburn
Michael Wayne Smith
William Pitts

Peter L. Cimino
Russell Larocque
Robert Caire
Richard V.HALE
James Young
Steven Souris
Robert T Cunningham
Bryan Sarlitt
Daniel Johnsen
Vito J. Federici
Jon Ferrante
Karl Stier
Derek Zoretic
Ernest Swauger
Alex Shane Davis
Mason C LeMay
Ben Hubert
Robert Esposito
Daniel Keen
William Farrington
Edward Kuhrt
Frantz PetitFrere
James Martin
Lesley E White
Steve Brady
Jimmy Martin
Michael Abbott
Thomas Coppola
Edward E Martin
Wendy Collins
Shaka Quan
Amy Bishop
Johnny Joe Johnson
Antonia David
Elliott Goldberg
Kenneth Alva Stephenson
John M. Dowd
Judd Snell
Darlington Etumni
James Berkel
Robert Anthony
Kirby Trumbo
Andrew Dysart
Gerald Gordon GROVES
Marc H. Ferrera
Randolph J Lieberman
Beau Vincenzes
Lon HOSKINS
Stephen Yoskowitz
Bruce D Armstrong, DVM
Wyatt Hanna
Ron Nelson
David Keranen
Brandon Lear
James Rattee
Chris Sutliff
Franklin E. Powers, Jr.
Franklin E. Powers, Jr.

Thank You!

From the BLAZnTECH Team



Benjamin Bondar

CEO & Founder



Michael Penney

Chief Evangelist



Steven Tkachuk

PRODUCT DESIGN



Nick Udall

DIRECTOR OF ENGINEERING



Cody Cuellar

Creative Director



William H Tate

Advisor

William loves to train, advise and assist people in solving their money management challenges.



Michael Penney

Advisor

Michael is a Marine combat veteran of Iraq and Afghanistan. He is a combat marksmanship instructor, foreign weapons instructor, NRA instructor, Chief Range Safety officer, entrepreneur and, inventor.



Cj Dugan

Business Development



Megan Jasso

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Benjamin Bondar	CEO, CTO @ BLAZnTECH	2014

Officers

OFFICER	TITLE	JOINED
Benjamin Bondar	CEO, Founder, President	2014

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Benjamin Bondar	6,100,000 Common Stock	61.0%

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION
11/2015	$120,000		Section 4(a)(2)
11/2015	$66,000		Section 4(a)(2)

The use of proceeds is to fund general operations.

Convertible Notes Outstanding

ISSUED	AMOUNT	INTEREST	DISCOUNT	VALUATION CAP	MATURITY
11/28/2015	$120,000			None	
11/28/2015	$66,000			None	

Outstanding Debts

LENDER	ISSUED	AMOUNT	OUSTANDING	INTEREST	MATURITY	CURRENT?
Paul Meyliker	09/24/2018	$40,000	$40,000	0.0%	05/16/2021	Yes

Related Party Transactions

None.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Preferred Stock	3,300,000	3,300,000	No
Class A, Common Stock	6,700,000	6,700,000	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	0

Other rights:

0

Risks

We have an established production pipeline and supply chain management in order to ramp up production to meet the growing demand for our products. Our team of industry experts has positioned BLAZnTECH to increase growth in a commercial market with an aim at entering the DoD GSA schedule through prime contracting routes.

BLAZnTECH has produced the world's first and only motorizedweapons cleaning system (MWCS). Imitation products produced by competing companies may come into the market place. BLAZnTECH motorized weapon cleaning systems utilize the worlds smallest strongest motor coupled with innovative proprietary accessories to include; brushes and brush socks, cleaning rods, and attachments. We've partnered with industry leaders to bring our customers a high-quality durable product. FrogLube has added their signature cleaning and lubricant products to every kit.

The patent used in products produced by BlaznTech is owned by Veniamin Bondar and not the company. The royalties the company pays could change in the future.

BLAZnTECH has filed for both the U.S. and international patents pending on our signature motorized weapons cleaning system (MWCS). Our intellectual property law firm represents 65 of the fortune 100 companies with an excellent track record of success. We have a very high probability of securing our utility patent(s). However, there is a small risk that one or both of our patents do not get issued. UPDATE U.S. Patent 9,733,038 has now been issued!

BLAZnTECH, is a late stage startup conducting a series A round of fundraising. Every startup carries risk for founders and investors. In order to mitigate those risks, we have assembled a team of industry experts and established a growth strategy targeted at positioning BLAZnTECH as the industry leader in weapons accessories. We are a veteran owned and operated weapons accessories company. We are transparent and direct in dealing with everyone involved in BLAZnTECH. Our BLAZnTECH customers, dealers, distributors, investors, and all of our supporters are the soul of our business. We believe that everyone plays an important part as a member of our team. We see the following as possible risks and things to consider when investing in BLAZnTECH, Inc.

BLAZnTECH enjoys a rich commercial market for our signature motorized weapons cleaning system (MWCS) kits and other proprietary accessories. This favorable situation may change if the federal government takes steps to limit personal weapons and firearms rights afforded to Americans under the 2nd Amendment to the US Constitution. Given the current and incoming elected officials and appointees, we expect this is a very small possibility.

The BLAZnTECH community has provided us with excellent product reviews and testimonials. We are very proud of our product consistency and the high-quality standards we maintain. As we ramp up our production to meet the ever growing demand for BLAZnTECH products, our focus will always be on ensuring customer satisfaction. Our manufacturing partners are ISO 9001 certified, exceeding the industry standard in quality control management.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the shareholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The shareholders have the right to redeem their securities at any time. Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of shares of Preferred Stock . As discussed in Question 13, when we engage in an offering of equity interests involving Preferred Stock , Investors may receive a number of shares of Preferred Stock calculated as either (i) the total value of the Investor's investment, divided by the price of the Preferred Stock being issued to new Investors, or (ii) if the valuation for the company is more than $10 million , the amount invested divided by the quotient of (a) the Valuation Cap ($10 million) divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Preferred Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors . Among the factors we may consider in determining the price of Preferred Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;

- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

BLAZnTECH, Inc.

- Delaware Corporation
- Organized November 2016
- 1 employees

13850 Ballantyne Corporate Pl Suite 500

Charlotte NC 28277

https://blazntech.com

Business Description

Refer to the BLAZnTECH profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

BLAZnTECH is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

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You're pretty neat.

You're the first one here!
Early people don't usually get a prize, so here's a love letter from us.





Benjamin Bondar

CEO & Founder

Charlotte, North Carolina Area | Electrical/Electronic Manufacturing

Current BLAZnTECH

Previous Bondar Entertainment, LLC, The Old Guard (U.S. Army's official ceremonial unit and escort to the President.), Royal Treasury, INC (Partner of Dimension Brokerage, LLC)

Send Benjamin InMail

102 connections

https://www.linkedin.com/in/benjaminbondar

Contact Info

Background

Summary



L-39 Albatross Aerobatics (Top Gun Pose)



Pitts Aerobatics



Cirrus SR-22 45º bank over...



Directing "Persecuted" the ...



Larry

SEE MORE

Experience

CEO & Founder

BLAZnTECH

June 2014 – Present (2 years 8 months) | Charlotte, North Carolina Area

Engineering and manufacturing company, providing the world's first Motorized Weapons Cleaning System.



PRIDE Industries



BLAZnTECH MWCS

Business Owner
Bondar Entertainment, LLC
January 2013 – January 2015 (2 years 1 month) | Los Angeles

-Written, Produced, and Directed "Persecuted" Best-Selling iTunes Short.

https://itunes.apple.com/us/movie/persecuted/id908469353

Persecuted - IMDB

Persecuted - iTunes

11B Infantry Soldier
The Old Guard (U.S. Army's official ceremonial unit and escort to the President.)
2008 – 2012 (4 years) | washington d.c. metro area

-Ceremonially performed and supervised over 500 funerals at the Arlington National Cemetery, and over 1000 military ceremonies throughout Washington D.C.

-Security Detail for 2009 Presidential Inauguration.

-Escorted members of congress and foreign dignitaries.

-Deployed overseas in support of detainee operations and combat patrols.

Iraq

Senator John McCain

Pentagon

Pass-In-Review!

CEO, Market Analyst
Royal Treasury, INC (Partner of Dimension Brokerage, LLC)
2006 – 2008 (2 years) | greater new york city area

-Managed trading office with 15 day traders.

-Personally held responsible for partners combined trading margin of $2.3 million.

-Built and programed multiscreen trading workstations.

-Performed remote operations with both domestic and international traders.

-Reviewed traders daily market executions, account P&L, and maintained individual account restrictions.

Configuring eSignal candlestick charts and ti…

Shorting Bear Sterns.

Bank Teller
Washington Mutual Bank
2004 – 2006 (2 years) | Napa, CA

-Supported customers in all banking transactions.

-Balanced ATM machines, bank vault, and angry customers.

-Performed branch opening and closing procedures.

Certifications

Pilot
Federal Aviation Administration - FAA, License 3179090

Languages

English
Native or bilingual proficiency

Russian
Native or bilingual proficiency

Skills

Top Skills

- 6 Screenwriting
- 3 Producing
- 3 Directing
- 2 Line Producing
- 3 Weapons
- 1 Marksmanship
- 2 Acting
- 1 Aviation
- 5 Business Strategy
- 1 Casting

Benjamin also knows about...

1 Day-trading · 1 Investments · 5 Marketing · 2 Advertising · 3 Social Networking · 5 Cinematography · 5 Entertainment · 5 Security · 2 Team Leadership · 3 Team Building · 6 Social Media · 1 Business Development · 2 Military · 2 Video Production · 2 Film Production

Additional Info

- **Interests**

Filmmaking, Business Management, Aviation, Stock Market Analysis, Mechanical Engineering.

- **Personal Details**

Groups

US Military Veterans ...
88,194 members
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Coffee Shop Connect...
1,102 members
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US Army Infantry
14,008 members
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FAA
214 members
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The Old Guard
1,748 members
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